Exhibit (p.4)

MASTHOLM ASSET MANAGEMENT

CODE OF ETHICS

I.

PROFESSIONAL STANDARDS

All managers, individual direct owners (including those individual owners set forth on Schedule A to MAM’s Form ADV), officers and employees of Mastholm Asset Management, LLC (“MAM”) (collectively, these managers, individual direct owners, officers and employees are referred to herein as “MAM Investment Personnel”) must act in an ethical and professional manner.  In view of the foregoing and applicable provisions of the Investment Advisers Act of 1940 (the “Advisers Act”), MAM has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures relating to personal trading by MAM Investment Personnel.  In addition, this Code of Ethics is intended to prevent MAM Investment Personnel from engaging in any act, practice or course of business prohibited by Rule 17j-1 under the Investment Company Act of 1940 with respect to any investment company advised or subadvised by MAM1

A.

All MAM Investment Personnel must at all times reflect the professional standards expected of persons in the investment advisory business.  These standards require all MAM Investment Personnel to be judicious, accurate, objective and reasonable in dealing with both clients and other parties.

B.

All MAM Investment Personnel are required to comply with applicable federal securities laws.

C.

At all times, the interests of MAM’s clients are paramount, and all MAM Investment Personnel will place the interests of MAM’s clients ahead of any personal interests, except as may otherwise be approved or disclosed to clients.  Accordingly, personal transactions in securities by MAM Investment Personnel must be accomplished so as to avoid even the appearance of a conflict of interest on the part of such personnel with the interests of MAM’s clients.  Likewise, MAM Investment Personnel must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with MAM at the expense of clients, or that otherwise bring into question the person’s independence or judgment.

D.

MAM has adopted Insider Trader Policies which set parameters for the establishment, maintenance and enforcement of policies and procedures to detect and prevent the misuse of material non-public information by MAM Investment Personnel.  The Insider Trading Policies are a part of this Code of Ethics.

E.

MAM has adopted Personal Trading Policies which set parameters for the establishment, maintenance and enforcement of policies and procedures to detect and prevent MAM Investment Personnel from taking advantage of, or even appearing to take advantage of, their fiduciary relationship with our clients.  The Personal Trading Policies are a part of this Code of Ethics.

______________________________

1

Under Rule 17j-1, it is unlawful for any affiliated person of an investment adviser of an investment company (a “Fund”):  (1) To employ any device, scheme or artifice to defraud the Fund; (2) To make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading; (3) To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or (4) To engage in any manipulative practice with respect to the Fund.

F.

MAM Investment Personnel will not accept compensation for services from outside sources without the specific permission of MAM’s compliance officer (the “Compliance Officer”).

G.

When any MAM Investment Personnel face a conflict between their personal interest and the interests of clients, they will report the conflict to MAM’s Compliance Officer for instruction regarding how to proceed.

H.

The recommendations and actions of MAM are confidential and private matters.  Accordingly, it is our policy to prohibit, prior to general public release, the transmission, distribution or communication of any information regarding securities transactions of client accounts except to broker/dealers in the ordinary course of business.  In addition, no information obtained during the course of employment, or during the course of performing duties or activities in furtherance of the business of MAM, regarding particular securities (including internal reports and recommendations) may be transmitted, distributed, or communicated to anyone who is not affiliated with MAM, without the prior written approval of the Compliance Officer.

I.

The policies and guidelines set forth in this Code of Ethics must be strictly adhered to by all MAM Investment Personnel.  Severe disciplinary actions, including dismissal, may be imposed for violations of this Code of Ethics.

II.

INSIDER TRADING

A.

Overview and Purpose

The purpose of the policies and procedures in this Section II (the “Insider Trading Policies”) is to detect and prevent “insider trading” by MAM Investment Personnel and other persons associated with MAM.  The term “insider trading” is not defined in the securities laws, but generally refers to the use of material, non-public information to trade in securities or the communication of material, non-public information to others.

B.

General Policy

1.

Prohibited Activities

All MAM Investment Personnel, including contract, temporary, or part-time personnel, or any other person associated with MAM are prohibited from the following activities:

(a)

trading or recommending trading in securities for any account (personal or client) while in possession of material, non-public information about the issuer of the securities; or

(b)

communicating material, non-public information about the issuer of any securities to any other person.

The activities described above are not only violations of these Insider Trading Policies, but also may be violations of applicable law.

2.

Reporting of Material, Non-Public Information

Any MAM Investment Personnel who possesses or believes that she/he may possess material, non-public information about any issuer of securities must report the matter immediately to the Compliance Officer.  The Compliance Officer will review the matter and provide further instructions regarding appropriate handling of the information to the reporting individual.

C.

Material Information, Non-Public Information, Insider Trading and Insiders

1.

Material Information.  “Material information” generally includes:

•

any information that a reasonable investor would likely consider important in making his or her investment decision; or

•

any information that is reasonably certain to have a substantial effect on the price of a company’s securities.

Examples of material information include the following:  dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems and extraordinary management developments.

2.

Non-Public Information.  Information is “non-public” until it has been effectively communicated to the market and the market has had time to “absorb” the information.  For example, information found in a report filed with the Securities and Exchange Commission, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

3.

Insider Trading.  While the law concerning “insider trading” is not static, it generally prohibits: (1) trading by an insider while in possession of material, non-public information; (2) trading by non-insiders while in possession of material, non-public information, where the information was either disclosed to the non-insider in violation of an insider’s duty to keep it confidential or was misappropriated; and (3) communicating material, non-public information to others.

4.

Insiders.  The concept of “insider” is broad, and includes all employees of a company.  In addition, any person may be a temporary insider if she/he enters into a special, confidential relationship with a company in the conduct of a company’s affairs and as a result has access to information solely for the company’s purposes.  Any person associated with MAM may become a temporary insider for a company it advises or for which it performs other services.  Temporary insiders may also include the following:  a company’s attorneys, accountants, consultants, bank lending officers and the employees of such organizations.

D.

Penalties for Insider Trading

The legal consequences for trading on or communicating material, non-public information are severe, both for individuals involved in such unlawful conduct and their employers or businesses.  A person can be subject to some or all of the penalties below even if he/she does not personally benefit from the violation.  Penalties may include:

*

civil injunctions

*

jail sentences

*

revocation of applicable securities-related registrations and licenses

*

fines for the person who committed the violation of up to three times the profit gained or loss avoided, whether or not the person actually benefited; and

*

fines for the employee or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.

In addition, MAM’s management will impose serious sanctions on any person who violates the Insider Trading Policies.  These sanctions may include suspension or dismissal of the person or persons involved.

III.

GENERAL PERSONAL TRADING POLICIES

A.

General Principles

The pre-clearance procedures, trading restrictions and reporting requirements in this Section III (the “Personal Trading Policies”) have been approved by the management of MAM.  Securities transactions by covered persons in covered accounts, as each of these terms is defined below, must be conducted in accordance with the Personal Trading Policies.  In the conduct of any and all personal securities transactions, all covered persons must act in accordance with the following general principles:

(1)

the interests of clients must be placed before personal interests at all times;

(2)

no covered person may take inappropriate advantage of his or her position; and

(3)

the Personal Trading Policies shall be followed in such a manner as to avoid any actual or potential conflict of interest or any abuse of a covered person’s position of trust and responsibility.

B.

Definitions

1.

Covered Persons

All managers, individual direct owners (including those individual owners set forth on Schedule A to MAM’s Form ADV), officers and employees of MAM, including part-time employees, are “covered persons” under the Personal Trading Policies.

2.

Covered Accounts

A “covered account” under the Personal Trading Policies is any account in which a covered person:

(a)

has a direct or indirect interest, including, without limitation, an account of a spouse or a minor child; or

(b)

has direct or indirect control over purchase or sale of securities.

3.

Additional Definitions

(a)

“Initial Public Offering” (“IPO”) means any security which is being offered for the first time on a recognized stock exchange.

(b)

“Part-time employees” means employees employed on a permanent basis, but obligated to work less than a full (i.e., forty-hour) work week.

(c)

“Security” includes stock, notes, bonds, debentures and other evidences of indebtedness (including loan participations and assignments), limited partnership interests, investment contracts, and all derivative instruments, such as options and warrants.

C.

Restrictions on Trading

1.

Securities Trading in Client Accounts

(a)

Foreign Securities.  Purchases or sales of securities of companies organized or domiciled outside the United States or Canada that are held in, or are being actively considered for, client accounts are prohibited.  Each covered person is generally restricted from selling any such securities within 90 days after he or she purchases such securities.

(b)

Prohibited Trading Period.  Trades in any security within 7 business days before or 7 business days after any client account trades or actively considers trading the same security are prohibited.

2.

Restricted Securities List

It is recognized that a covered person may from time to time have a special relationship with an issuer (such as being a director, officer, consultant, or significant shareholder), in which capacity such person may receive material, non-public information regarding an issuer.  In such cases, the covered person must notify the Compliance Officer of that relationship.  The Compliance Officer will review the relationship and will determine whether or not to place the securities of the issuer on a restricted securities list (the “Restricted Securities List”).  Trades in any security on the Restricted Securities List are prohibited.

3.

Mutual Funds Advised or Sub-Advised by MAM

MAM generally prohibits short-term trading in shares of mutual funds advised or sub-advised by MAM (a “MAM-Advised Fund”).  Each covered person is generally restricted from purchasing shares of a MAM-Advised Fund within 90 days after he or she sells shares of the same fund.  Each covered person is generally restricted from selling shares of a MAM-Advised Fund within 90 days after he or she purchases shares of the same fund.

Note:

MAM’s Compliance Officer may consider exemptions from this restriction on a case-by-case basis (see also Section D(3)), but exemptions will generally be granted if the purpose of the trade is other than market timing.

4.

Initial Public Offerings (IPOs)

Investing in IPOs is prohibited.

5.

Options and Related Securities

Purchases or sales by covered persons of options, warrants, rights or other securities convertible into or exchangeable for securities held by, or under active consideration for, client accounts are prohibited.  Covered persons are prohibited from buying or selling any such securities within 7 business days before and 7 business days after a client account trades the same underlying security.

6.

Short Sales

Short sales of securities are prohibited.

7.

Certain Public Company Securities

Purchases and sales of restricted securities issued by public companies are generally prohibited.  However, an exception may be made if the Compliance Officer determines that the contemplated transaction will raise no actual, potential or apparent conflict of interest.  Specific requests to purchase or sell any restricted security must be made in writing to the Compliance Officer.

8.

Private Placements and Hedge Funds

Purchase or sale of a security obtained through a private placement, including purchase of any interest in a hedge fund, requires approval by the Compliance Officer.  Approval is contingent upon the Compliance Officer determining that the contemplated transaction will raise no actual, potential or apparent conflict of interest.  Specific requests to purchase or sell any interest in a private placement or a hedge fund must be made in writing to the Compliance Officer.

Note:

If a covered person who owns a security in a private company knows that the company is about to engage in an IPO, she/he must disclose this information to the Compliance Officer.

9.

Investment Clubs

Participation in an investment club requires approval by the Compliance Officer.  Pre-clearance may be granted on written request if the covered person’s participation does not create any actual, potential or apparent conflict of interest.

D.

Exceptions to the Personal Trading Policies

1.

Certain Types of Securities and Related Instruments

Transactions involving any of the following securities are not subject to any of the Restrictions on Trading above and do not require pre-clearance or reporting:

(a)

Open-end mutual funds and unit investment trusts (not closed-end mutual funds) that are not MAM-Advised Funds.

(b)

United States government securities (e.g., U.S. treasury bonds).

(c)

Money market instruments (e.g., bankers’ acceptances, Certificates of Deposit, and repurchase agreements).

(d)

Variable annuities issued by insurance company separate accounts.

2.

Delegated Discretion Accounts

Pre-clearance is not required on trades in a covered account over which a covered person has no discretion if:

(a)

the covered person provides to the Compliance Officer a copy of the written contract pursuant to which investment discretion for the account has been delegated in writing to a fiduciary;

(b)

the covered person certifies in writing that she/he has not and will not discuss potential investment decisions with the independent fiduciary; and

(c)

the covered person ensures that duplicate broker-dealer trade confirmations are provided to MAM.

3.

Case-by-Case Exemptions

Because no written policy can provide for every possible contingency, the Compliance Officer may consider granting additional exemptions from the Restrictions on Trading on a case-by-case basis.  Any request for such consideration must be submitted by the covered person in writing to the Compliance Officer.  Exceptions will only be granted in those cases in which the Compliance Officer determines that granting the request will create no conflict of interest.

E.

Pre-Clearance Procedures

Every proposed securities transaction by covered persons in covered accounts (excluding exceptions set forth in Sub-Sections D(1) and (2) above) must be pre-cleared in accordance with the pre-clearance procedures set forth below:

(a)

The covered person completes and submits a Pre-Clearance Request Form to the Compliance Officer (complete a new Pre-Clearance Request Form for each trade).

(b)

The Compliance Officer reviews and approves or rejects the request, communicating its decision to the covered person.

(c)

The Compliance Officer will note the date and time of its approval or denial on the request form.

(d)

The covered person must complete any approved trade within five (5) business days of the approval date reflected on the Pre-Clearance Request Form.

(e)

Following execution of the trade, the Compliance Officer will note the date of the trade on the Pre-Clearance Request Form and, for sales, will also note the original purchase date for the shares sold.

Note:

The Compliance Officer has designated MAM’s chief investment officer (“Chief Investment Officer”) to act under this Code of Ethics in his absence or unavailability.  On such occasions, the Chief Investment Officer shall have the same authority as the Compliance Officer under this Code of Ethics.  In addition, the Compliance Officer shall submit his personal trading Pre-Clearance Request Forms to the Chief Investment Officer, and the Chief Investment Officer shall submit his personal trading Pre-Clearance Request Forms to the Compliance Officer for review and approval in accordance with the procedures described above.

F.

Reporting Requirements

1.

Delivery of Code of Ethics

Each covered person shall receive a copy of this Code of Ethics and any amendments thereto at the earlier of the beginning of employment or the date he or she becomes an owner of membership interests in MAM, and thereafter as material amendments are made to the Code of Ethics.

2.

Initial Account and Securities Holdings List

Within 10 days of beginning employment, each covered person must provide a list of brokerage accounts and securities owned by the covered person, the covered person’s spouse or minor children, or any other person or entity in which the covered person may have a beneficial interest or derive a direct or indirect benefit, current as of a date within 45 days before beginning employment.

3.

Annual Update and Certification

Each covered person must file an annual account statement that reports the covered person’s accounts and securities holdings (list of brokerage accounts and securities in which the covered person has a direct or indirect beneficial interest as of December 31) and execute a certification regarding compliance with the Personal Trading Policies and applicable laws by February 14 of each year.

4.

Quarterly Transaction Reports

To the extent required by the SEC, each covered person must file or cause to be filed with the Compliance Officer a Quarterly Transaction Report (the “PST Report”) within 30 days after the end of each quarter.  PST Reports shall include a list of the covered person’s securities trades during the quarter, including any purchases or sales of shares of MAM-Advised Funds (brokerage statements may be attached for this purpose), and in addition shall identify any new brokerage accounts established by the covered person during the quarter.

5.

Content of Transaction Reports

Transaction reports submitted to the Compliance Officer under this Section shall contain, at a minimum:

(a)

the date of the transaction, the title and, as applicable, the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and principal amount of each security involved;

(b)

the nature of the transaction (i.e. purchase, sale or any other type of acquisition or disposition);

(c)

the price of the security at which the transaction was effected;

(d)

the name of the broker, dealer or bank with or through which the transaction was effected; and

(e)

the date the covered person submits the report.

6.

Brokerage Statements and Trade Confirmations

Each covered person shall arrange for duplicate brokerage statements and trade confirmations to be forwarded to the Compliance Officer by the covered person’s broker.  If no broker is involved in a trade by a covered person, the covered person shall provide a transaction report within 10 days of the trade.

G.

Reporting of Violations; Penalties for Violations

Covered persons must promptly report any known or suspected violations of this Code of Ethics to the Compliance Officer.  Covered Persons who violate the Personal Trading Policies may be subject to sanctions, which may include, among other things, education or formal censure; a letter of admonition; disgorgement of profits; restrictions on such person’s personal securities transactions; fines, suspension, reassignment, demotion or termination of employment; or other significant remedial action.  Determinations regarding appropriate disciplinary responses will be made and administered on a case-by-case basis.